ALEXANDER & BALDWIN, INC.
FORM 10-Q
SEPTEMBER 30, 1995
EXHIBIT NUMBER 10.a.(xxix)


                     AGREEMENT TO IMPLEMENT
                  THE EXECUTION AND CLOSING OF
          VESSEL PURCHASE, PURCHASE OF GUAM ASSETS AND
                  ALLIANCE SLOT HIRE AGREEMENT

                         BY AND BETWEEN

                 MATSON NAVIGATION COMPANY, INC.

                               AND

                 AMERICAN PRESIDENT LINES, LTD.

                    DATED SEPTEMBER 22, 1995
                        TABLE OF CONTENTS

                                                             PAGE

SECTION 1.  EXECUTION AND CLOSING OF THE VPA....................2

     1.1  VPA Execution.........................................2
     1.2  VPA Closing...........................................8

SECTION 2.  EXECUTION AND CLOSING OF THE IBCA..................11

     2.1  IBCA Execution and Closing...........................11

SECTION 3.  EXECUTION AND COMMENCEMENT
  OF THE ALLIANCE AGREEMENT....................................12

     3.1  Alliance Agreement Execution.........................12

SECTION 4.  EXECUTION AND CLOSING OF THE GAPA..................16

     4.1  GAPA Execution Date..................................16
     4.2  GAPA Closing.........................................18

SECTION 5.  WARRANTIES AND REPRESENTATIONS.....................19

     5.1  Warranties and Representations of APL................19
     5.2  Warranties and Representations of Matson.............21
     5.3  Survival of Warranties and Representations...........23

SECTION 6.  COVENANTS OF THE PARTIES...........................23
     6.1  APL Covenants With Respect to the Vessels............23
     6.2  APL's Covenants With Respect to the
          Guam Sale Assets.....................................24
     6.3  Other Obligations Regarding the Guam Service.........25
     6.4  Matson Covenants with Respect to
          APL Vessel Officers..................................26
     6.5  Covenants of the Parties with Respect to
          Requisite Work on Vessels............................27
     6.6  Covenants of the Parties with Respect to
          Tax-Free Exchange....................................28
     6.7  Other Shoreside Spaares..............................29
     6.8  Fee..................................................30
     6.9  Vessel Assets Inventory............................30

SECTION 7.  TERMINATION........................................30

     7.1  Matson Termination...................................30
     7.2  APL Termination......................................31
     7.3  Transaction Termination..............................33
     7.4  Controlling Provisions...............................34
     7.5  Guam Stevedoring Reimbursement.......................35
     7.6  CDS Repayment Data and Calculations..................35


SECTION 8.  DISPUTE RESOLUTION AND ARBITRATION.................35

     8.1  Mediation............................................35
     8.2  Arbitration..........................................36

SECTION 9.  MISCELLANEOUS......................................37
     9.1  Other Agreements; Amendments; No Waiver Implied......37
     9.2  Notices..............................................38
     9.3  Captions.............................................39
     9.4  References...........................................39
     9.5  Assignment; Binding Effect...........................39
     9.6  Applicable Law.......................................39
     9.7  Counterparts.........................................39
     9.8  Reliance.............................................39
     9.9  Transition Services..................................40



           LIST OF APPENDICES, SCHEDULES AND EXHIBITS


APPENDICES

Appendix 1 - DEFINITIONS

SCHEDULES

Schedule 1(a) - Requisite Work on the Alliance Vessels
Schedule 1(b) - Responsibility and Schedule

EXHIBITS

Exhibit A - Vessel Purchase Agreement
Exhibit B - Interim Bareboat Charter Agreement
Exhibit C - Guam Asset Purchase Agreement
Exhibit D - Alliance Slot Hire Agreement
Exhibit E - Reliance
Exhibit F - APL Consents

                             AGREEMENT TO IMPLEMENT
                          THE EXECUTION AND CLOSING OF
                  VESSEL PURCHASE, PURCHASE OF GUAM ASSETS AND
                          ALLIANCE SLOT HIRE AGREEMENT



     THIS AGREEMENT TO IMPLEMENT THE EXECUTION AND CLOSING OF VESSEL PURCHASE, PURCHASE OF GUAM ASSETS AND ALLIANCE SLOT HIRE AGREEMENT (this "Agreement) is entered into as of September 22, 1995 by and between MATSON NAVIGATION COMPANY, INC., a Hawaii corporation ("Matson"), and AMERICAN PRESIDENT LINES, LTD., a Delaware corporation ("APL").

                                    RECITALS

     A. Certain capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in Appendix 1.

     B. APL is the owner of the Vessels. Matson desires to purchase the Vessels from APL and APL desires to sell the Vessels to Matson, in connection with all the transactions contemplated by this Agreement, and in accordance with the terms and conditions of this Agreement and the Vessel Purchase Agreement ("VPA"), substantially in the form attached hereto as Exhibit A.

     C. Upon Matson's purchase of the Vessels and pending consummation of all other transactions contemplated by this Agreement, APL desires to charter the Vessels from Matson, and Matson desires to charter the Vessels to APL, on a demise basis, in connection with all the transactions contemplated by this Agreement, and in accordance with the terms and conditions of this Agreement and the Interim Bareboat Charter Agreement ("IBCA"), substantially in the form attached hereto as Exhibit B.

     D. APL is the owner of certain Guam assets. Matson desires to purchase such assets from APL and APL desires to sell such assets (the "Guam Sale Assets") to Matson, in connection with all the transactions contemplated by this Agreement, and in accordance with the terms and conditions of this Agreement and the Guam Asset Purchase Agreement ("GAPA"), the terms and conditions of which are to be determined by the parties as set forth herein and to be attached hereto as Exhibit C.

     E. Matson desires to operate and APL desires to charter space on four (4) of the Vessels, the PRESIDENT LINCOLN, Official No. 651627, the PRESIDENT WASHINGTON, Official No. 653424, and the PRESIDENT MONROE, Official No. 655397, and a C-8 Vessel to be mutually designated by the parties by October 16, 1995, together with the containership R.J. PFEIFFER, Official No. 979814, owned by Matson (collectively referred to herein as the "Alliance Vessels"), in connection with all the transactions contemplated by this Agreement, and in accordance with the terms and conditions of this Agreement, the Alliance Slot Hire Agreement (the "Alliance Agreement"), substantially in the form attached hereto as Exhibit D, and the Matson-APL Space Sharing Agreement, FMC No. 203-011506 (the "MASSA"), heretofore entered into by the parties on July 12, 1995 and filed on July 13, 1995 with the United States Federal Maritime Commission ("FMC"), which is implemented by the Alliance Agreement, and which became effective as of August 25, 1995.

     F. Matson and APL desire to enter into this Agreement in order to set forth (i) the conditions to each party's obligation hereunder to execute, deliver and implement each of (A) the VPA, (B) the IBCA, (C) the GAPA, (D) the Alliance Agreement and (E) other written agreements and procedures which the parties by mutual agreement may from time to time expressly designate as ancillary alliance agreements (the "Ancillary Alliance Agreements") (items (A),
(B), (C), (D) and (E) are collectively referred to herein as the "Related Agreements"), (ii) certain warranties, representations and covenants by each of the parties with respect to the transactions contemplated by the Related Agreements, and (iii) the rights and obligations of each party pending consummation of all of the transactions contemplated by this Agreement and the Related Agreements.

     NOW, THEREFORE, in consideration of the Recitals and of the respective covenants, representations and agreements herein contained, and intending to be legally bound, Matson and APL agree as follows:

                                   SECTION 1.
                        EXECUTION AND CLOSING OF THE VPA

     1.1  VPA EXECUTION.

     (A) VPA EXECUTION DATE. Subject to the satisfaction of the conditions set forth in SECTIONS 1.1(b) and 1.1(c) hereof, Matson and APL shall execute and deliver the VPA on or about January 2, 1996, unless otherwise agreed by the parties, but in no event later than January 15, 1996, unless otherwise agreed by the parties (the "VPA Execution Date").

     (B) MATSON EXECUTION CONDITIONS. The obligation of Matson to execute and deliver the VPA shall be subject to the following conditions having been satisfied in all material respects or waived in writing by Matson as of the VPA Execution Date:

     (i) APL Warranties and Representations. Each of the warranties and representations of APL set forth in SECTION 5 of this Agreement are true and correct in all material respects.
     (ii) No Material Breach. No event or condition shall have occurred or exist which constitutes, or with the passage of time or the giving of notice or both would constitute, a default by APL of any of its material obligations under this Agreement, or any other Related Agreement (whether or not executed and delivered prior to or on the VPA Execution Date).

     (iii) No Adverse Event. None of the following (other than as a result of an event set forth in SECTION 1.1(b)(i) or (ii) hereof) shall have occurred and be continuing: (A) any two C-8 Vessels or any one C-9 Vessel shall become an actual, constructive or agreed or compromised total loss, or the use thereof shall have been requisitioned, seized or otherwise taken by any governmental authority (any such event referred to herein as a "Total Loss"); or (B) any remaining Vessel, in the event there has been a Total Loss of a C-8 Vessel, or any two C-8 Vessels or any one C-9 Vessel, if there has been no such Total Loss, shall have suffered any material casualty or breakdown, or shall not be capable of operating in a manner consistent with recent operating history, in each case which condition cannot be repaired by APL prior to March 31, 1996; or (C) since the date of this Agreement, the enactment of any law, promulgation of any regulation or rule, or the written determination or finding of any governmental entity having jurisdiction, or, in the case of the United States Coast Guard, a failure to document the Vessels in Matson's name for operation in the United States coastwise and foreign trades other than by reason of Matson failing to be a citizen of the United States within the meaning of applicable law and regulation for purposes of such documentation ("Governmental Action") (in the case of the United States Coast Guard and United States Customs, such Governmental Actions to be limited to those that relate to actions by such entities taken between 1981 and 1985 relating to the three C-8 class Vessels, and to such documentation) which prevents or materially and substantially impairs the realization by Matson of any of the material benefits intended to be conferred on Matson by this Agreement and the Related Agreements; or (D) any material strike, lockout or other labor disturbance which prevents or materially and substantially impairs the realization by Matson of any of the material benefits intended to be conferred on Matson by this Agreement or the Related Agreements; or (E) by reason of an Excepted Cause (as defined in Section 4.1(d) of the Alliance Agreement), all of the Alliance Vessels shall be prevented from calling at (1) all ports in Hawaii which are capable of serving the Alliance Vessels, or (2) all ports in Guam which are capable of serving the Alliance Vessels, or (3) all ports in California which are capable of serving the Alliance Vessels.

     (iv) Approvals. Matson shall have received evidence to its satisfaction that the following events have occurred or, if applicable, have not been rescinded or changed: (A) the waiting period under the HSR Act shall have expired, (B) the MASSA shall have become effective pursuant to the Shipping Act of 1984, (C) the Board of Directors of APL shall have approved the execution and delivery of this Agreement and the Related Agreements, (D) there shall have been obtained or done all approvals, consents, orders or other acts of governments or government agencies required by applicable law, regulation or contract for Matson or APL to enter into, consummate and perform all operations and obligations contemplated by this Agreement and the Related Agreements, (E) Matson shall have received satisfactory determinations, consents, approvals, concurrences and waivers from the United States Maritime Administration ("MARAD") regarding computation of repayments, duration of restrictions, and coastwise service waivers with respect to the Vessels under the Construction-Differential Subsidy ("CDS") laws, regulations and contracts, and the inclusion of the Vessels of the C-9 class as agreement vessels and computation of liquidated damages for contemplated Vessel use, under Matson's Capital Construction Fund ("CCF") agreement with MARAD, and (F) APL shall have obtained all approvals referred to in SECTION 1.1(c)(iv) hereof.

     (v) Lack of Restrictions. The Vessels are, except as set forth in the CDS Contracts for the Vessels and in the CCF regulations as they affect the Vessels, unrestricted and specifically qualified to operate in the United States domestic, coastwise and foreign trades.

     (vi) APL and Matson shall have agreed upon the form and substance of all Ancillary Alliance Agreements which either of them wishes to enter into or identify as such on or prior to the VPA Execution Date, and all appendices to the Alliance Agreement, concerning practices, procedures and other matters relating to the Alliance Agreement performance.

     (vii) By November 1, 1995, APL and Matson shall have agreed upon the form and substance of Exhibit E.

     (viii) By October 16, 1995, APL and Matson shall have agreed in writing on: (A) the form and substance of (1) the GAPA, (2) all appendices, exhibits and schedules which are not included, or are marked "To Be Completed," in this Agreement or in the copies of the VPA, the IBCA and the Alliance Agreement which are attached as Exhibits to this Agreement, (3) the manner in which all blanks in this Agreement and its appendices, exhibits and schedules and in the copies of the VPA, the IBCA and the Alliance Agreement, which are attached as Exhibits to this Agreement and their respective appendices, exhibits and schedules shall be completed,
               (B) whether the bracketed language in this Agreement and its appendices, exhibits and schedules and in the copies of the VPA, the IBCA and the Alliance Agreement, which are attached as Exhibits to this Agreement and their respective appendices, exhibits and schedules, shall stand as is or be changed or otherwise resolved and, if so, how, (C) the identity of the C-8 Vessel to be designated by the parties pursuant to Recital E hereof, and (D) the date(s) to be agreed on by the parties described in SECTION 3.1(a) hereof.

     (ix) APL shall have delivered a certificate to Matson signed on APL's behalf by its Chief Financial Officer and dated as of the VPA Execution Date stating that as of such date: (A) each of the representations and warranties of APL set forth in SECTION 5.1 (other than in subparts (iii) and (iv) and the last sentence of SECTION 5.1(b)) hereof are true and correct in all material respects with the same force and effect as if restated on and as of such date, (B) as to this Agreement and each Related Agreement executed and delivered by APL on or prior to such date, the representations and warranties of APL set forth in subparts (iii) and (iv) and the last sentence of SECTION 5.1(b) hereof are true and correct in all material respects without reference to or making any of the assumptions or exceptions stated therein, with the same force and effect as if restated on and as of such date, and (C) the matters stated in such certificate shall be true and correct.

     (x)       There shall have been no Material Guam Change.

     (C) APL EXECUTION CONDITIONS. The obligation of APL to execute and deliver the VPA shall be subject to the following conditions having been satisfied in all material respects, or waived in writing by APL, as of the VPA Execution Date:

     (i) Matson Warranties and Representations. Each of the warranties and representations of Matson set forth in SECTION 5 of this Agreement are true and correct in all material respects.

     (ii) No Material Breach. No event or condition shall have occurred or exist which constitutes, or with the passage of time or the giving of notice or both would constitute, a default by Matson of any of its material obligations under this Agreement or any Related Agreement (whether or not executed and delivered prior to or on the VPA Execution Date).

     (iii) No Adverse Event. None of the following (other than as a result of an event set forth in SECTIONS 1.1(c)(i) or (ii) hereof) shall have occurred and be continuing: (A) any two C-8 Vessels or any one C-9 Vessel shall become a Total Loss; or (B) any remaining Vessel, in the event there has been a Total Loss of a C-8 Vessel, or any two C-8 Vessels or any one C-9 Vessel, if there has been no such Total Loss, shall have suffered any material casualty or breakdown, or shall not be capable of operating in a manner consistent with recent operating history, in each case which condition cannot be repaired by APL prior to March 31, 1996; or
               (C) since the date of this Agreement, there shall have been a Governmental Action which prevents or materially and substantially impairs the realization by APL of any of the material benefits intended to be conferred on APL by this Agreement and the Related Agreements; or (D) any material strike, lockout or other labor disturbance which prevents or materially and substantially impairs the realization by APL of any of the material benefits intended to be conferred on APL by this Agreement or the Related Agreements; or (E) by reason of an Excepted Cause (as defined in Section 4.1(d) of the Alliance Agreement), all of the Alliance Vessels shall be prevented from calling at (1) all ports in Korea which are capable of serving the Alliance Vessels, or (2) all ports in Japan which are capable of serving the Alliance Vessels, or (3) all the ports in California which are capable of serving the Alliance Vessels.

     (iv) Approvals. APL shall have received evidence to its satisfaction that the following events have occurred, or if applicable, have not been rescinded or changed: (A) the waiting period under the HSR Act shall have expired, (B) the MASSA shall have become effective pursuant to the Shipping Act of 1984, (C) the Board of Directors of Matson shall have approved the execution and delivery of this Agreement and the Related Agreements, (D) there shall have been obtained or done all approvals, consents, orders or other acts of governments or government agencies required by applicable law, regulation and contract for APL or Matson to enter into, consummate and perform all operations and obligations contemplated by this Agreement and the Related Agreements, (E) APL shall have received the determinations, consents, approvals, concurrences and waivers referred to in Exhibit F hereto, and (F) Matson shall have obtained all approvals referred to in SECTION 1.1(b)(iv) hereof.

     (v) APL and Matson shall have agreed upon the form and content of all Ancillary Alliance Agreements which either of them wishes to enter into or identify as such on or prior to the VPA Execution Date, and all appendices to the Alliance Agreement, concerning practices and procedures relating to the Alliance Agreement performance.

     (vi) By November 1, 1995, APL and Matson shall have agreed upon the form and substance of Exhibit E.

     (vii) By October 16, 1995, APL and Matson shall have agreed in writing on: (A) the form and substance of (1) the GAPA, (2) all appendices, exhibits and schedules which are not included, or are marked "To Be Completed," in this Agreement or in the copies of the VPA, the IBCA and the Alliance Agreement which are attached as Exhibits to this Agreement, (3) the manner in which all blanks in this Agreement and its appendices, exhibits and schedules and in the copies of the VPA, the IBCA and the Alliance Agreement which are attached as Exhibits to this Agreement and their respective appendices, exhibits and schedules shall be completed,
               (B) whether the bracketed language in this Agreement and its appendices, exhibits and schedules and in the copies of the VPA, the IBCA and the Alliance Agreement which are attached as Exhibits to this Agreement and their respective appendices, exhibits and schedules shall stand as is or be changed or otherwise resolved and, if so, how, (C) the identity of the C-8 Vessel to be designated by the parties pursuant to Recital E hereof, and (D) the date(s) to be agreed on by the parties as described in SECTION 3.1(a) hereof.

     (viii) Matson shall have delivered a certificate to APL signed on Matson's behalf by its Chief Financial Officer and dated as of the VPA Execution Date stating that as of such date: (A) each of the representations and warranties of Matson set forth in SECTION
               5.2 (other than in subparts (iii) and (iv) and the last sentence of SECTION 5.2(b)) hereof are true and correct in all material respects with the same force and effect as if restated on and as of such date, (B) as to this Agreement and each Related Agreement executed and delivered by Matson on or prior to such date, the representations and warranties of Matson set forth in subparts
               (iii) and (iv) and the last sentence of SECTION 5.2(b) hereof are true and correct in all material respects without reference to or making any of the assumptions or exceptions stated therein, with the same force and effect as if restated on and as of such date, and (C) the matters stated in such certificate shall be true and correct.

     (ix) Lack of Restrictions. The Vessels are, except as set forth in the CDS Contracts for the Vessels and the CCF regulations as they affect the Vessels, unrestricted and specifically qualified to operate in the United States domestic, coastwise and foreign trades.

     (x) By October 16, 1995, APL shall have received all approvals and consents from its alliance partners required for it to enter into and consummate the transactions contemplated by this Agreement, the Alliance Agreement, any Ancillary Alliance Agreement and the Related Agreements.

     1.2  VPA CLOSING.

     (A) VPA CLOSING DATES. Provided that Matson and APL shall have executed and delivered the VPA as provided in SECTION 1.1 hereof, and subject to the satisfaction of the conditions set forth in SECTIONS 1.2(b) and 1.2(c) hereof, Matson and APL shall consummate the transactions contemplated under the VPA and the IBCA on the first VPA Closing Date with respect to two C-9 Vessels, which shall be on or about January 2, 1996, unless otherwise agreed by the parties, but in no event later than January 15, 1996, unless otherwise agreed by the parties (the "First VPA Closing Date"), and on one or more subsequent VPA Closing Dates with respect to the remaining C-9 Vessel and the three C-8 Vessels, which shall occur as soon after the First VPA Closing Date as practical, given the geographic location of such Vessels and availability of the United States Coast Guard to redocument such Vessels, unless otherwise agreed to by the parties, but not later than March 31, 1996, unless otherwise agreed to by the parties (such subsequent VPA Closing Dates, together with the First VPA Closing Date, referred to herein individually as a "VPA Closing Date" and collectively as the "VPA Closing Dates).

     (B) MATSON CLOSING CONDITIONS. The obligation of Matson to consummate the transactions contemplated under the VPA shall be subject to the following conditions having been satisfied in all material respects, or waived in writing by Matson, as of each VPA Closing Date:

     (i) Restated Matson Closing Conditions. Each of the conditions set forth in SECTION 1.1(b)(i), (ii), (iii), (iv) and (v) hereof shall be satisfied or waived. For purposes of this SECTION 1.2(b)(i), the satisfaction or waiver of any such conditions with respect to any other prior transaction or event set forth elsewhere in this Agreement shall not constitute the satisfaction of such conditions under this SECTION 1.2(b)(i), it being the intent and agreement of Matson and APL that such conditions be satisfied again as of the VPA Closing Date.

     (ii) Matson VPA Conditions Satisfied. Each of the conditions set forth in Section 5.1 (other than Section 5.1(b)) of the VPA shall be satisfied.

     (iii) Certificate. APL shall have delivered a certificate to Matson signed on APL's behalf by its Chief Financial Officer and dated as of the VPA Closing Date stating that as of such date: (A) each of the representations and warranties of APL set forth in
               SECTION 5.1 (other than in subparts (iii) and (iv) and the last sentence of SECTION 5.1(b)) hereof are true and correct in all material respects with the same force and effect as if restated on and as of such date, (B) as to this Agreement and each Related Agreement executed and delivered by APL on or prior to such date, the representations and warranties of APL set forth in subparts
               (iii) and (iv) and the last sentence of SECTION 5.1(b) hereof are true and correct in all material respects without reference to or making any of the assumptions or exceptions stated therein, with the same force and effect as if restated on and as of such date, and (C) the matters stated in such certificate shall be true and correct.

     (iv) Opinions. Matson shall have received an opinion from counsel for APL satisfactory to Matson (who may be the general counsel of APL), which opinion may include and be subject to such assumptions, exceptions and qualifications and be based on such certificates and other back-up, as are generally acceptable in San Francisco, California in commercial transactions of similar magnitude, to the effect: (A) that APL has been duly incorporated and exists as a corporation in good standing under the laws of the State of Delaware, (B) that this Agreement and all Related Agreements which the parties have executed on or prior to the VPA Closing Date have been duly executed and delivered by APL, (C) that this Agreement and each Related Agreement which has been executed on or prior to the VPA Closing Date have been duly authorized by all necessary corporate action on the part of APL and its shareholder, and (D) that this Agreement and all Related Agreements which have been executed on or prior to the VPA Closing Date are valid, binding and enforceable against APL.

     (v) Vessel Location. The Vessels to be transferred shall be outside the territorial waters of the United States and California.

     (vi)      Material Guam Change.  There shall have been no Material Guam
               Change.

     (C) APL CLOSING CONDITIONS. The obligation of APL to consummate the transactions contemplated under the VPA shall be subject to the following conditions having been satisfied in all material respects, or waived in writing by APL, as of each VPA Closing Date:

     (i)       Restated APL Conditions.  Each of the conditions set forth in
               SECTION 1.1(c)(i), (ii), (iii), (iv) and (ix) hereof shall be satisfied or waived. For purposes of this SECTION 1.2(c)(i), the satisfaction or waiver of any such conditions with respect to any other prior transaction or event set forth elsewhere in this Agreement shall not constitute the satisfaction of such conditions under this SECTION 1.2(c)(i), it being the intent and agreement of APL and Matson that such conditions be satisfied again as of the VPA Closing Date.
     (ii) APL VPA Conditions Satisfied. Each of the conditions set forth in Section 5.2 (other than Section 5.2(c)) of the VPA shall be satisfied.

     (iii) Certificate. Matson shall have delivered a certificate to APL signed on Matson's behalf by its Chief Financial Officer and dated as of the VPA Closing Date stating that as of such date:
               (A) each of the representations and warranties of Matson set forth in SECTION 5.2 (other than in subparts (iii) and (iv) and the last sentence of SECTION 5.2(b)) hereof are true and correct in all material respects with the same force and effect as if restated on and as of such date, (B) as to this Agreement and each Related Agreement executed and delivered by Matson on or prior to such date, the representations and warranties of Matson set forth in subparts (iii) and (iv) and the last sentence of
               SECTION 5.1(b) hereof are true and correct in all material respects without reference to or making any of the assumptions or exceptions stated therein, with the same force and effect as if restated on and as of such date, and (C) the matters stated in such certificate shall be true and correct.

     (iv) Opinions. APL shall have received an opinion from counsel for Matson satisfactory to APL (who may be the general counsel of Matson), which opinion may include and be subject to such assumptions, exceptions and qualifications and be based on such certificates and other back-up, as are generally acceptable in San Francisco, California in commercial transactions of similar magnitude, to the effect: (A) that Matson has been duly incorporated and exists as a corporation in good standing under the laws of the State of Hawaii, (B) that this Agreement and all Related Agreements which the parties have executed on or prior to the VPA Closing Date have been duly executed and delivered by Matson, (C) that this Agreement and each Related Agreement which has been executed on or prior to the VPA Closing Date have been duly authorized by all necessary corporate action on the part of Matson and its shareholder, and (D) that this Agreement and all Related Agreements which have been executed on or prior to the VPA Closing Date are valid, binding and enforceable against Matson.

     (v) Vessel Location. The Vessels to be transferred shall be outside the territorial waters of the United States and California.

                                   SECTION 2.
                       EXECUTION AND CLOSING OF THE IBCA

     2.1  IBCA EXECUTION AND CLOSING.

     (A) IBCA EXECUTION AND CLOSING DATE. Subject to the satisfaction of the conditions set forth in SECTION 2.1(b) hereof, Matson and APL shall execute and deliver the IBCA and deliver and accept the first two C-9 Vessels under charter pursuant to the IBCA, on the First VPA Closing Date, and shall accept the remaining Vessels under charter pursuant to the IBCA on each subsequent VPA Closing Date.

     (B) IBCA EXECUTION AND CLOSING CONDITIONS. The obligations of Matson and APL to execute and deliver the IBCA and to deliver and accept the Vessels under charter pursuant to the IBCA are subject to the occurrence of the closing of the transactions contemplated under the VPA on the VPA Closing Dates in accordance with the terms and conditions of SECTION 1.2 hereof.

                                   SECTION 3.
              EXECUTION AND COMMENCEMENT OF THE ALLIANCE AGREEMENT

     3.1  ALLIANCE AGREEMENT EXECUTION.

     (A) IMPLEMENTATION DATE. Subject to the satisfaction of the conditions set forth in SECTIONS 3.1(b) and (c) hereof, Matson and APL shall execute and deliver the Alliance Agreement and all Ancillary Alliance Agreements which the parties have theretofore in writing agreed on and identified as such, on a date [or a range of dates] to be mutually determined by the parties by October 16, 1995 (the "Implementation Date").

     (B) MATSON ALLIANCE AGREEMENT EXECUTION CONDITIONS. The obligations of Matson to execute and deliver the Alliance Agreement and the Ancillary Alliance Agreements which the parties have theretofore in writing agreed on and identified as such, are subject to the following conditions having been satisfied in all material respects, or waived in writing by Matson, as of the Implementation Date:

     (i)       Restated Matson Conditions.  Each of the conditions set forth in
               SECTION 1.1(b)(i), (ii), (iii), (iv) and (v) hereof shall be satisfied or waived. For purposes of this SECTION 3.1(b)(i), the satisfaction or waiver of any such conditions with respect to any other prior transaction or event set forth elsewhere in this Agreement shall not constitute the satisfaction of such conditions under this SECTION 3.1(b)(i), it being the intent and agreement of APL and Matson that such conditions be satisfied again as of the Implementation Date.

     (ii) Redelivery of First Alliance Vessel. APL shall have redelivered the first Alliance Vessel to enter the Service in accordance with the terms of the IBCA.

     (iii) Condition of the Vessels. (A) No two C-8 Vessels or any C-9 Vessel shall have become a Total Loss, (B) there shall not have occurred any material casualty, breakdown or incapability of operating in a manner consistent with recent operating history which cannot be repaired by APL prior to March 31, 1996, suffered by or with respect to (1) any remaining Vessel, if there shall have been a Total Loss of any C-8 Vessel, or (2) any two C-8 Vessels or any one C-9 Vessel, if there has been no such Total Loss, and (C) each Vessel, other than any Vessel which has suffered any casualty, breakdown or incapability which is subject to repair by APL (in each case such casualty, breakdown or incapability and the projected repair schedule shall be disclosed in writing to Matson) is in the same condition as it was in on the Vessel Inspection Date for that Vessel, ordinary wear and tear not affecting class excepted.

     (vi) Certificate. APL shall have delivered a certificate to Matson signed on APL's behalf by its Chief Financial Officer and dated
               as of the Implementation Date stating that as of such date:   (A)
               each of the representations and warranties of APL set forth in
               SECTION 5.1 (other than in subparts (iii) and (iv) and the last sentence of SECTION 5.1(b)) hereof are true and correct in all material respects with the same force and effect as if restated on and as of such date, (B) as to this Agreement and each Related Agreement executed and delivered by APL on or prior to such date, the representations and warranties of APL set forth in subparts
               (iii) and (iv) and the last sentence of SECTION 5.1(b) hereof are true and correct in all material respects without reference to or making any of the assumptions or exceptions stated therein, with the same force and effect as if restated on and as of such date, and (C) the matters stated in such certificate shall be true and correct.

     (v) Opinions. Matson shall have received an opinion from counsel for APL satisfactory to Matson (who may be the general counsel of APL), which opinion may include and be subject to such assumptions, exceptions and qualifications and be based on such certificates and other back-up, as are generally acceptable in San Francisco, California in commercial transactions of similar magnitude, to the effect: (A) that APL has been duly incorporated and exists as a corporation in good standing under the laws of the State of Delaware, (B) that this Agreement and all Related Agreements which the parties have executed on or prior to the VPA Closing Date have been duly executed and delivered by APL, (C) that this Agreement and each Related Agreement which has been executed on or prior to the VPA Closing Date have been duly authorized by all necessary corporate action on the part of APL and its shareholder, and (D) that this Agreement and all Related Agreements which have been executed on or prior to the VPA Closing Date are valid, binding and enforceable against APL.

     (vi) Material Guam Change.  There shall have been no Material Guam Change.

     (C) APL ALLIANCE AGREEMENT EXECUTION CONDITIONS. The obligations of APL to execute and deliver the Alliance Agreement and the Ancillary Alliance Agreements which the parties have theretofore in writing agreed on and identified as such, are subject to the following conditions having been satisfied in all material respects, or waived in writing by APL, as of the Implementation Date:

     (i)       Restated APL Conditions.  Each of the conditions set forth in
               SECTION 1.1(c)(i), (ii), (iii), (iv) and (ix) hereof shall have been satisfied or waived. For purposes of this SECTION 3.1(c)(i), the satisfaction or waiver of any such conditions with respect to any other prior transaction or event set forth elsewhere in this Agreement shall not constitute the satisfaction of such conditions under this SECTION 3.1(c)(i), it being the intent and agreement of APL and Matson that such conditions be satisfied again as of the Implementation Date.

     (ii) Redelivery of First Alliance Vessel. APL shall have redelivered the first Alliance Vessel to enter the Service in accordance with the terms of the IBCA.

     (iii) Condition of the Vessels. (A) No two C-8 Vessels or any C-9 Vessel shall have become a Total Loss, (B) there shall not have occurred any material casualty, breakdown or incapability of operating in a manner consistent with recent operating history which cannot be repaired by APL prior to March 31, 1996, suffered by or with respect to (1) any remaining Vessel, if there shall have been a Total Loss of any C-8 Vessel, or (2) any two C-8 Vessels or any one C-9 Vessel, if there has been no such Total Loss, and (C) each Vessel, other than any Vessel which has suffered any casualty, breakdown or incapability which is subject to repair by APL (in each case such casualty, breakdown or incapability and the projected repair schedule shall be disclosed in writing to Matson) is in the same condition as it was in on the Vessel Inspection Date for that Vessel, ordinary wear and tear not affecting class excepted.
     (vi) Certificate. Matson shall have delivered a certificate to APL signed on Matson's behalf by its Chief Financial Officer and dated as of the Implementation Date stating that as of such date:
               (A) each of the representations and warranties of Matson set forth in SECTION 5.2 (other than in subparts (iii) and (iv) and the last sentence of SECTION 5.2(b)) hereof are true and correct in all material respects with the same force and effect as if restated on and as of such date, and (B) as to this Agreement and each Related Agreement executed and delivered by Matson on or prior to such date, the representations and warranties of Matson set forth in subparts (iii) and (iv) and the last sentence of
               SECTION 5.2(b) hereof are true and correct in all material respects without reference to or making any of the assumptions or exceptions stated therein, with the same force and effect as if restated on and as of such date, and (C) the matters stated in such certificate shall be true and correct.

     (v) Opinions. APL shall have received an opinion from counsel for Matson satisfactory to APL (who may be the general counsel of Matson), which opinion may include and be subject to such assumptions, exceptions and qualifications and be based on such certificates and other back-up, as are generally acceptable in San Francisco, California in commercial transactions of similar magnitude, to the effect: (A) that Matson has been duly incorporated and exists as a corporation in good standing under the laws of the State of Hawaii, (B) that this Agreement and all Related Agreements which the parties have executed on or prior to the VPA Closing Date have been duly executed and delivered by Matson, (C) that this Agreement and each Related Agreement which has been executed on or prior to the VPA Closing Date have been duly authorized by all necessary corporate action on the part of Matson and its shareholder, and (D) that this Agreement and all Related Agreements which have been executed on or prior to the VPA Closing Date are valid, binding and enforceable against Matson.



                                   SECTION 4.
                       EXECUTION AND CLOSING OF THE GAPA

     4.1  GAPA EXECUTION DATE.

     (A) GAPA EXECUTION DATE. Subject to the satisfaction of the conditions set forth in SECTIONS 4.1(b) and (c) hereof, Matson and APL shall execute and deliver the GAPA on or about the 10th day prior to the Implementation Date.

     (B) MATSON GAPA EXECUTION CONDITIONS. The obligations of Matson to execute and deliver the GAPA are subject to the following conditions having been satisfied in all material respects, or waived in writing by Matson, as of the GAPA Execution Date:

     (i)       Restated Matson Conditions.  Each of the conditions set forth in
               SECTION 1.1(b)(i), (ii), (iii), (iv) and (v) hereof shall have been satisfied or waived. For purposes of this SECTION 4.1(b)(i), the satisfaction or waiver of any such conditions with respect to any other prior transaction or event set forth elsewhere in this Agreement shall not constitute the satisfaction of such conditions under this SECTION 4.1(b)(i), it being the intent and agreement of APL and Matson that such conditions be satisfied again as of the GAPA Execution Date.
     (ii) Certificate. APL shall have delivered a certificate to Matson signed on APL's behalf by its Chief Financial Officer and dated
               as of the GAPA Execution Date stating that as of such date:   (A)
               each of the representations and warranties of APL set forth in
               SECTION 5.1 (other than in subparts (iii) and (iv) and the last sentence of SECTION 5.1(b)) hereof are true and correct in all material respects with the same force and effect as if restated on and as of such date, (B) as to this Agreement and each Related Agreement executed and delivered by APL on or prior to such date, the representations and warranties of APL set forth in subparts
               (iii) and (iv) and the last sentence of SECTION 5.1(b) hereof are true and correct in all material respects without reference to or making any of the assumptions or exceptions stated therein, with the same force and effect as if restated on and as of such date, and (C) the matters stated in such certificate shall be true and correct.

     (iii) Opinions. Matson shall have received an opinion from counsel for APL satisfactory to Matson (who may be the general counsel of APL), which opinion may include and be subject to such assumptions, exceptions and qualifications and be based on such certificates and other back-up, as are generally acceptable in San Francisco, California in commercial transactions of similar magnitude, to the effect: (A) that APL has been duly incorporated and exists as a corporation in good standing under the laws of the State of Delaware, (B) that this Agreement and all Related Agreements which the parties have executed on or prior to the VPA Closing Date have been duly executed and delivered by APL, (C) that this Agreement and each Related Agreement which has been executed on or prior to the VPA Closing Date have been duly authorized by all necessary corporate action on the part of APL and its shareholder, and (D) that this Agreement and all Related Agreements which have been executed on or prior to the VPA Closing Date are valid, binding and enforceable against APL.

          (iv) Material Guam Change. There shall have been no Material Guam Change.

     (C) APL GAPA EXECUTION CONDITIONS. The obligation of APL to execute and deliver the GAPA are subject to the occurrence of the following as of the GAPA Execution Date:

     (i)       Restated APL Conditions.  Each of the conditions set forth in
               SECTION 1.1(b)(i), (ii), (iii), (iv) and (ix) hereof shall have been satisfied or waived. For purposes of this SECTION 4.1(c)(i), the satisfaction or waiver of any such conditions with respect to any other prior transaction or event set forth elsewhere in this Agreement shall not constitute the satisfaction of such conditions under this SECTION 4.1(c)(i), it being the intent and agreement of APL and Matson that such conditions be satisfied again as of the GAPA Execution Date.

     (ii) Certificate. Matson shall have delivered a certificate to APL signed on Matson's behalf by its Chief Financial Officer and dated as of the GAPA Execution Date stating that as of such date:
               (A) each of the representations and warranties of Matson set forth in SECTION 5.2 (other than in subparts (iii) and (iv) and the last sentence of SECTION 5.2(b)) hereof are true and correct in all material respects with the same force and effect as if restated on and as of such date, (B) as to this Agreement and each Related Agreement executed and delivered by Matson on or prior to such date, the representations and warranties of Matson set forth in subparts (iii) and (iv) and the last sentence of
               SECTION 5.2(b) hereof are true and correct in all material respects without reference to or making any of the assumptions or exceptions stated therein, with the same force and effect as if restated on and as of such date, and (C) the matters stated in such certificate shall be true and correct.

     (iii) Opinions. APL shall have received an opinion from counsel for Matson satisfactory to APL (who may be the general counsel of Matson), which opinion may include and be subject to such assumptions, exceptions and qualifications and be based on such certificates and other back-up, as are generally acceptable in San Francisco, California in commercial transactions of similar magnitude, to the effect: (A) that Matson has been duly incorporated and exists as a corporation in good standing under the laws of the State of Hawaii, (B) that this Agreement and all Related Agreements which the parties have executed on or prior to the VPA Closing Date have been duly executed and delivered by Matson, (C) that this Agreement and each Related Agreement which has been executed on or prior to the VPA Closing Date have been duly authorized by all necessary corporate action on the part of Matson and its shareholder, and (D) that this Agreement and all Related Agreements which have been executed on or prior to the VPA Closing Date are valid, binding and enforceable against Matson.

     4.2  GAPA CLOSING.

     (A) GAPA CLOSING DATE. Provided that Matson and APL shall have executed and delivered the GAPA as provided in SECTION 4.1 hereof, and subject to the satisfaction of the conditions set forth in SECTION 4.2(b) and (c) hereof, the closing of the transactions contemplated under the GAPA shall occur on the Implementation Date.

     (B) MATSON CLOSING CONDITIONS. The obligation of Matson to close the transactions contemplated under the GAPA shall be subject to the following conditions having been satisfied in all material respects, or waived in writing by Matson, as of the Implementation Date:

     (i) Execution of Alliance Agreement. APL shall have executed and delivered the Alliance Agreement in accordance with the terms and conditions of SECTION 3.1 hereof.

     (ii) Matson GAPA Conditions Satisfied. Each of the conditions set forth in Article V of the GAPA shall have been satisfied or waived in writing by Matson.

     (iii)     Material Guam Change.  There shall have been no Material Guam
               Change.

     (C) APL CLOSING CONDITIONS. The obligation of APL to close the transactions contemplated under the GAPA shall be subject to the following conditions having been satisfied in all material respects, or waived in writing by APL, as of the Implementation Date:

     (i) Execution of Alliance Agreement. Matson shall have executed and delivered the Alliance Agreement in accordance with the terms and conditions of SECTION 3.1 hereof.

     (ii) APL GAPA Conditions Satisfied. Each of the conditions set forth in Article VI of the GAPA shall have been satisfied or waived in writing by APL.

                                   SECTION 5.
                         WARRANTIES AND REPRESENTATIONS

     5.1  WARRANTIES AND REPRESENTATIONS OF APL.

     APL hereby makes the following warranties and representations to Matson as of the date of this Agreement:

     (A) ORGANIZATION AND GOOD STANDING. APL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with requisite power and authority to own and operate its assets and properties, to transact the business in which it is now engaged and to consummate the transactions contemplated by and to perform its obligations under this Agreement and the Related Agreements. APL is duly qualified to conduct business in every jurisdiction in which it is contemplated that APL will conduct business under this Agreement and the Related Agreements, if such qualification is legally required.

     (B) AUTHORIZATION. The execution, delivery and performance by APL of this Agreement and each of the Related Agreements have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of any shareholder of APL or the Board of Directors of APL which has not been obtained, (ii) contravene the articles of incorporation, bylaws or other corporate charter documents of APL, (iii) assuming the receipt or doing of all determinations, consents, approvals, concurrences, acts and waivers pursuant to SECTION 1.1(c)(iv) hereof, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to APL, (iv) assuming receipt of the Required Consents pursuant to the GAPA, result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which APL is a party or by which APL or its properties may be bound or affected, or (v) result in, or require, the creation or imposition of any lien, upon or with respect to any of the properties now owned or hereafter acquired by APL. Except for receipt of the Required Consents, and the above-referenced determinations, consents, approvals, concurrences, acts and waivers, no registration, filing, application, notice, transfer, consent, approval, order, qualification, waiver or other action of any kind by any Person is required for the execution, delivery and performance by APL of this Agreement and each of the Related Agreements.

     (C) LEGALLY ENFORCEABLE AGREEMENTS. This Agreement is, and each of the Related Agreements when executed and delivered pursuant to the terms and conditions of this Agreement will be, the legal, valid and binding obligations of APL, enforceable against APL in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     (D) OTHER AGREEMENTS. APL is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default may materially and adversely affect the ability of APL to operate its businesses as presently contemplated or to enter into and perform its obligations under this Agreement or any of the Related Agreements.

     (E) COMPLIANCE WITH LAWS. APL is not in violation of any applicable federal, state, local or foreign law, regulation or order or any other requirement of any governmental, regulatory or administrative agency or authority or court or other tribunal relating to it (including, but not limited to, any law, regulation, order or requirement relating to securities, properties, buildings, business, transportation, rebates, advertising, sales practices or civil rights), nor, to the knowledge of APL, is APL now under investigation with respect to any alleged violation of any such law, regulation, order or requirement relating to any of the foregoing), where such violation or investigation does or could reasonably be expected to materially and adversely affect the ability of APL to enter into and perform its obligations under this Agreement or any of the Related Agreements.

     (F) ABSENCE OF LITIGATION. There is no pending or, to the knowledge of APL, threatened action or proceeding against APL before any court, governmental agency, or arbitrator which may, in any one case or in the aggregate, materially adversely affect (i) the ability of APL to enter into and perform its obliga-tions under this Agreement or any of the Related Agreements, or (ii) the validity or enforceability of this Agreement or any of the Related Agreements.

     (G) NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS. APL has received no notice that APL is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, which default may materially and adversely affect the ability of APL to enter into and perform its obligations under this Agreement or any of the Related Agreements.

     5.2  WARRANTIES AND REPRESENTATIONS OF MATSON.

     Matson hereby makes the following warranties and representations to APL as of the date of this Agreement:

     (A) ORGANIZATION AND GOOD STANDING. Matson is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii with requisite power and authority to own and operate its assets and properties and to transact the business in which it is now engaged, and to consummate the transactions contemplated by and to perform its obligations under this Agreement and the Related Agreements. Matson is duly qualified to conduct business in every jurisdiction in which it is currently conducting business and in which it is contemplated that Matson will conduct business under this Agreement and the Related Agreements, if such qualification is legally required.

     (B) AUTHORIZATION. The execution, delivery and performance by Matson of this Agreement and each of the Related Agreements have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of any shareholder of Matson or the Board of Directors of Matson which has not been obtained, (ii) contravene the articles of incorporation, bylaws or other corporate charter documents of Matson, (iii) assuming the receipt or doing of all determinations, consents, approvals, concurrences, acts and waivers pursuant to SECTION 1.1(b)(iv) hereof, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Matson, (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Matson is a party or by which Matson or its properties may be bound or affected, or (v) result in, or require, the creation or imposition of any lien, upon or with respect to any of the properties now owned or hereafter acquired by Matson. Except for receipt of the Required Consents pursuant to the GAPA and the above-referenced determinations, consents, approvals, concurrences, acts and waivers, no registration, filing, application, notice, transfer, consent, approval, order, qualification, waiver or other action of any kind by any Person is required for the execution, delivery and performance by Matson of this Agreement and each of the Related Agreements.
     (C) LEGALLY ENFORCEABLE AGREEMENTS. This Agreement is, and each of the Related Agreements when executed and delivered pursuant to the terms and conditions of this Agreement will be, the legal, valid and binding obligations of Matson, enforceable against Matson in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     (D) OTHER AGREEMENTS. Matson is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default may materially and adversely affect the ability of Matson to enter into and perform its obligations under this Agreement or any of the Related Agreements.

     (E) COMPLIANCE WITH LAWS. Matson is not in violation of any applicable federal, state, local or foreign law, regulation or order or any other requirement of any governmental, regulatory or administrative agency or authority or court or other tribunal relating to it (including, but not limited to, any law, regulation, order or requirement relating to securities, properties, buildings, business, transportation, rebates, advertising, sales practices or civil rights), nor, to the knowledge of Matson, is Matson now under investigation with respect to any alleged violation of any such law, regulation, order or requirement relating to any of the foregoing, where such violation or investigation does or could reasonably be expected to materially and adversely affect the ability of Matson to enter into and perform its obligations under this Agreement or any of the Related Agreements.

     (F) ABSENCE OF LITIGATION. There is no pending or, to the knowledge of Matson, threatened action or proceeding against Matson before any court, governmental agency, or arbitrator which may, in any one case or in the aggregate, materially adversely affect (i) the ability of Matson to enter into and perform its obligations under this Agreement or any of the Related Agreements, or (ii) the validity or enforceability of this Agreement or any of the Related Agreements.

     (G) NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS. Matson has received no notice that Matson is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, which default may materially and adversely affect the ability of Matson to enter into and perform obligations un-der this Agreement or any of the Related Agreements.

     5.3  SURVIVAL OF WARRANTIES AND REPRESENTATIONS.

     Each of the warranties and representations set forth in SECTIONS 5.1 and
5.2 hereof, and all the certificates to be delivered by the parties pursuant to SECTIONS 1, 2, 3 and 4 hereof, shall survive the consummation of each of the transactions contemplated under this Agreement and the Related Agreements to which such warranties and representations and certificates relate, including, without limitation, the commencement of the Service on the Implementation Date, and the redelivery of each Vessel in accordance with the terms of the IBCA.

                                   SECTION 6.
                            COVENANTS OF THE PARTIES

     6.1  APL COVENANTS WITH RESPECT TO THE VESSELS.

     Without in any way limiting APL's warranties and representations set forth in SECTION 5.1 hereof, or any of the warranties, representations or covenants of APL set forth in the VPA, APL agrees to each of the following:
     (a) From the date of this Agreement until the VPA Closing Date, APL shall use due diligence to maintain and repair each of the Vessels in accordance with good commercial marine practice, and shall conduct its business with the Vessels in the ordinary course and in a manner consistent with past practices.

     (b) From the date of this Agreement until the sale of the Vessels to Matson pursuant to the VPA, APL will not (i) change in any manner the rate of compensation of any of APL's employees (including the APL Vessel Officers) employed on the Vessels, other than normal changes consistent with past practices, (ii) change the amount of or agree to pay any pension, retirement allowance, severance or other employee benefit not required or permitted under existing personnel policies, summary plan descriptions, employee benefit documents or employee agreements to any such employee, whether past or present,
(iii) enter into or modify any collective bargaining agreement affecting such employees, except as required by law, or (iv) commit itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment agreement or consulting agreement with any such employee, or to amend any of such plans or any of such agreements in existence as of the date of this Agreement, except for items set forth in any of clauses (i) through (iv) affecting or applicable to APL seagoing employees generally.

     6.2  APL'S COVENANTS WITH RESPECT TO THE GUAM SALE ASSETS.

     (a) Without in any way limiting APL's warranties and representations set forth in SECTION 5.1 hereof, or any of the warranties, representations or covenants of APL set forth in the GAPA, APL agrees that from the date of this Agreement until the Implementation Date APL will use its best efforts to conduct the business of the Guam Service in the ordinary course and in a manner consistent with past practices (including, without limitation, using its best efforts to preserve beneficial relationships between APL and its lessors, suppliers and customers in connection with the Guam Service) and will continue normal marketing, advertising and promotional expenditures in connection with the Guam Service during the period from the date of this Agreement until the Implementation Date, except as otherwise agreed in writing by Matson. APL will be responsible for all costs incurred with respect to Vessel voyages occurring prior to the Implementation Date. Without limiting the generality of the foregoing, and, except as may be expressly provided otherwise in the GAPA, prior to the Implementation Date, without the prior written consent of Matson, APL will not, with respect to the Guam Service:

     (i) Except for retention bonuses: (A) change in any manner the rate of compensation of any APL Guam Employee, other than normal changes consistent with past practices, (B) change the amount of or agree to pay any pension, retirement allowance, severance or other employee benefit not required or permitted under existing personnel policies, summary plan descriptions, employee benefit documents or employee agreements to any such APL Guam Employee, whether past or present, or modify any such policies, descriptions, documents or agreements, (C) enter into or modify any collective bargaining agreement affecting such APL Guam Employees, except as required by law, or (D) commit itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment agreement or consulting agreement with any APL Guam Employee or other Person retained in the Guam Service Area as of the date of this Agreement, or to amend any of such plans or any of such agreements in existence as of the date of this Agreement, except for items set forth in any of clauses (A) through (D) affecting or applicable to APL employees generally; or

     (ii) Sell, transfer or otherwise dispose of or encumber or agree to sell, transfer or otherwise dispose of or encumber, its right, title and interest in the 40-ton Hitachi gantry crane located in Guam unless it becomes a total loss; or

     (iii) Sell, transfer, license or otherwise dispose of, or agree to sell, transfer, license or otherwise dispose of, any intellectual property which is listed in Schedule 2.1(xiii) to the GAPA; or

     (iv) Enter into material agreements, commitments or contracts, or amendments or terminations of the same, except agreements, commitments, contracts, amendments and terminations made in the ordinary course of business consistent with past practices of APL in connection with the Guam Service; or

     (v) Execute any lease for, or other contract relating to the sale or hypothecation of, real property included in the Guam Sale Assets, or amend, extend or modify any lease, reciprocal easement agreement, development agreement or other agreement with respect to leases relating to the real property included in the Guam Sale Assets without the written consent of Matson.

     6.3  OTHER OBLIGATIONS REGARDING THE GUAM SERVICE.

     (A) INVESTIGATION BY AND PRESENCE OF MATSON REPRESENTATIVES. In order to effect an orderly transfer, and not in any way interfering with APL's operations, prior to the Implementation Date, APL will:

     (i) Give Matson and its authorized representatives and advisors and their agents access to the Guam Financial Information, personnel, offices and other facilities of the Guam Service as reasonably requested by Matson.

     (ii)      Permit Matson:  (A) to make such inspections of the items in
               SECTION 6.3(a)(i) hereof as Matson may reasonably require, and
               (B) to station a reasonable number of representatives on the premises of the Guam Terminal or the Saipan Terminal during normal business hours, who may communicate and coordinate with APL's employees, officers and advisors in the Guam Service Area regarding future marketing and business operations; provided, that no such communication or coordination shall adversely affect APL's obligations under this SECTION 6.3(a).

     (iii) Cause its employees, officers and its advisors to cooperate with Matson and to furnish to Matson and its authorized representatives and advisors the Guam Financial Information, and to respond to Matson's communications pursuant to SECTION 6.3(a)(ii) hereof as Matson or its agents shall from time to time reasonably request. The provisions of the Confidentiality Agreement shall apply to all documents and information reviewed or obtained or generated by Matson or its representatives, advisors or agents, pursuant to this SECTION 6.3(a).

     (B) ACCOUNTANTS REVIEW. APL will permit Matson's accountants to review the Guam Financial Information and to take an inventory of the physical assets of the Guam Service as of the Implementation Date (or, in lieu thereof, to take an inventory prior to the Implementation Date and to do such testing or sampling at the Implementation Date as may be necessary to determine the continued validity of such inventory). APL will request APL's accountants to permit Matson's accountants to review the work papers of APL's accountants relating to APL and its Affiliates, insofar as they cover matters relating to the Guam Service. The provisions of the Confidentiality Agreement shall apply to all documents and information reviewed, obtained or generated by, Matson's accountants pursuant to this SECTION 6.3(b).

     6.4  MATSON COVENANTS WITH RESPECT TO APL VESSEL OFFICERS.

     From the date hereof to the VPA Closing Date for each Vessel, Matson shall be solely responsible for negotiations with the International Organization of Masters, Mates and Pilots ("MMP"), District No. 1, Pacific Coast District, Marine Engineers' Beneficial Association ("MEBA") and American Radio Association ("ARA") relating to the future employment by Matson of the APL Vessel Officers last employed by APL on the Vessels. APL shall cooperate with Matson and shall use its best efforts to facilitate Union agreements satisfactory to Matson. If Matson fails to reach agreement with the MMP, MEBA or ARA concerning such future employment prior to the VPA Closing Date for each Vessel, and all transactions envisioned by SECTIONS 1, 2, 3 and 4 hereof have been consummated, Matson agrees to comply with paragraphs (a) through (d) below with respect to the officers represented by the applicable Union:

     (a) Each Vessel shall be sold by APL to Matson with the full complement of officers last employed on the Vessel, such employment to become effective in accordance with paragraph (b) below.

     (b) Matson shall immediately upon the redelivery of each Vessel pursuant to the IBCA employ the officers last employed on the Vessel and thereafter shall not terminate such officers without just cause.

     (c) For the life of the Vessel, Matson shall provide such officers with wages, pension benefits and other economic benefits and job conditions (such as health and medical benefits, overtime and premium pay, etc.) at least equal to that which would have been enjoyed had such officers continued employment on the Vessel by APL, unless any such officer is terminated for just cause.

     (d) Disputes involving the interpretation or application of the obligations contained in paragraphs (b) through (e) hereof shall be resolved by arbitration under the procedures of the American Arbitration Association.

     (e) Paragraphs (b) through (e) hereof shall be specifically enforceable by MMP, MEBA or ARA at the behest and on behalf of one or more of the officers for whose benefit it is made.

     Matson shall indemnify and hold APL harmless from any claim, loss, liability or expense (including, but not limited to, attorneys' fees) arising under or in any way relating to APL's collective bargaining agreements with MMP, MEBA or ARA and resulting from the sale of the Vessels to Matson, except for any claim, loss, liability or expense caused by any action or omission of APL which is inconsistent with this Agreement.

     6.5  COVENANTS OF THE PARTIES WITH RESPECT
          TO REQUISITE WORK ON VESSELS.

     The parties shall cooperate in accomplishing the Requisite Work on five (5) of the Vessels envisioned under Schedule 1(a) in accordance with this SECTION 6.5.

     (a) Schedule 1(b) sets forth which party will be responsible for contracting for the Requisite Work on each of such Vessels and the presently anticipated schedule and locations for the work. Schedule 1(b) has been developed with the goal that the work performed shall be performed at the least expensive facility; provided, that the parties may change the work locations and scheduling to meet changes in the plans for such Vessels. Any Requisite Work to be performed at a foreign location shall be performed in the United States if the parties shall determine that such change is necessary so that such Vessels can perform as contemplated under the Alliance Agreement.

     (b) Matson shall be responsible for developing the design for the Requisite Work on such Vessels in accordance with the requirements and description outlined in Schedule 1(a). Matson may perform the design work with its own personnel or may contract with third parties for such work; provided, that all third party costs incurred in developing the design shall be subject to cost sharing under SECTION 6.5(e) hereof. Matson shall approve all third party invoices for work in preparing the design.

     (c) The party with the responsibility for the Requisite Work on any such Vessel shall be responsible for preparing the specifications, selecting the contractor to have the work done, negotiating with the contractor and entering into a contract for the work, supervising the work and approving the invoices from the contractor for the work. The party entering into the contract shall endeavor to obtain a contract for the total lowest cost given the scheduling constraints for such Vessel. The other party shall be entitled to inspect the work; provided, that any such inspection shall not delay the work or the Vessel schedule. All costs of the contractor shall be subject to cost sharing under
SECTION 6.5(e) hereof.

     (d) The cost to deliver any such Vessel to the contractor from the location at which it comes out of service for the conversion work (the "Delivery Costs") shall be subject to cost sharing under SECTION 6.5(e) hereof.

     (e) Matson and APL agree to share any third-party costs under SECTIONS 6.5(b) and 6.5(c) hereof, together with the Delivery Costs under SECTION 6.5(d) hereof (such costs jointly the "Reimbursable Costs"). Reimbursable Costs shall be initially approved by the responsible party which shall submit to the other party the invoices for reimbursement. Within thirty (30) days after receipt of an invoice, the other party shall reimburse the responsible party for fifty percent (50%) of the Reimbursable Costs.

     (f) The parties shall have no claims against each other in connection with any Requisite Work performed pursuant to this SECTION 6.5, including, without limitation, any fault, or defect or deficiency in any of such Requisite Work performed or any materials relating thereto.

     6.6  COVENANTS OF THE PARTIES WITH RESPECT TO TAX-FREE EXCHANGE.

     (A) MATSON'S OBLIGATIONS. Matson agrees to cooperate in good faith with APL to facilitate a tax-free exchange of any or all of the Vessels under Internal Revenue Code Section 1031 for an APL C-11 newbuilding currently under construction, including the use of a qualified intermediary if APL elects to effect such a like-kind exchange; provided, that Matson bears no material financial, legal or other risk by reason of such tax-free exchange.

     (B) APL'S OBLIGATIONS. APL will pay all of Matson's reasonable out-of-pocket expenses in connection with the exchange, including legal and tax advice. APL shall indemnify and defend Matson from and against any claims, demands, causes of action, costs, losses, damages, liabilities, fines, penalties and expenses (including, without limitation, reasonable attorneys' fees) of whatsoever nature which Matson may incur by reasons of the tax-free exchange referred to in SECTION 6.6(a) hereof, in accordance with the procedures set forth in Section 12.3 of the Alliance Agreement.

     6.7  OTHER SHORESIDE SPARES.

     (A) INVENTORY. The parties have previously conducted an inventory (the "First Inventory") of certain shoreside spare parts in the possession of APL, which APL has represented that it owns. APL has further represented to Matson that it has a joint ownership interest in certain other shoreside spare parts, consisting of a main reduction bull gear and four pinions, and a high-pressure turbine blading set and other items, with the Waterman Steamship Company, which parts are located in Trenton, New Jersey and New Orleans, Louisiana pursuant to a certain C-8/C-9 spare parts pooling agreement dated March 3, 1980, as amended (the "Joint Spares Agreement"). The shoreside spare parts in APL's possession, and APL's joint ownership interest in the shoreside spare parts subject to the Joint Spares Agreement, existing on the date hereof, are collectively referred to herein as the "Other Shoreside Spares." The parties have agreed to a value of the Other Shoreside Spares of $4.9 million (the "Agreed Value") as of the date hereof. Within ten (10) days prior to the Implementation Date, the parties shall conduct a confirming inventory (the "Second Inventory") of the Other Shoreside Spares. If APL shall not have obtained the consent of Waterman Steamship Company to permit an assignment by APL to Matson of APL's interest in the spare parts covered by the Joint Spares Agreement prior to the Second Inventory, such spare parts shall no longer be included in the Other Shoreside Spares or the Second Inventory and the purchase price therefor shall be adjusted accordingly.

     (B) MATSON PURCHASE AND CUSTODY. On the Implementation Date, APL shall transfer to Matson all of APL's right, title and interest in and to, and Matson shall accept the transfer of all of APL's right, title and interest in and to, all Other Shoreside Spares that are included in the Second Inventory. Matson shall pay to APL the purchase price for the Other Shoreside Spares included in the Second Inventory on the third anniversary of the Implementation Date. The purchase price shall be the Agreed Value minus (i) the value of any missing or omitted items revealed by the Second Inventory, and (ii) any Other Shoreside Spares withdrawn by APL for use on any Vessel pursuant to SECTION 6.7(d) hereof. The value of any such missing or omitted or withdrawn Other Shoreside Spares shall be based on the original Agreed Value. On or about the time of transfer of title, Matson will take custody of the Other Shoreside Spares so transferred to Matson other than those subject to the Joint Spares Agreement. The cost of transportation and delivery to Matson's designated custodial facility shall be shared equally by the parties.

     (C) APL WITHDRAWALS. From and after the transfer of title from APL to Matson of the Other Shoreside Spares, to and including the end of the Charter Period (as defined in the IBCA), APL may withdraw any of the Other Shoreside Spares for use on any Vessel during its Vessel Charter Term (as defined in the IBCA). The cost of any such withdrawn Other Shoreside Spare, based on the Agreed Value, shall be subtracted from the purchase price to be paid by Matson pursuant to the second sentence of SECTION 6.7(b) hereof.

     6.8  FEE.

     On December 15, 1995, APL shall pay to Matson a fee of $4,300,000 in compensation for lost profits.

     6.9  VESSEL ASSETS INVENTORY.

     The parties shall conduct a joint inventory of the Vessel Assets of each Vessel, or otherwise agree to such an inventory, prior to the VPA Execution Date.

                                   SECTION 7.
                                  TERMINATION

     7.1  MATSON TERMINATION.

     (A) MATSON TERMINATION EVENTS. Matson may terminate this Agreement, and all Related Agreements, and all of its rights and obligations hereunder and thereunder, subject to the provisions of SECTIONS 7.1(b) and 7.3 hereof, at any time prior to and including the Implementation Date, if:

     (i) There shall have occurred or exist any event which constitutes, or with the passage of time or giving of notice or both would constitute, a default by APL of any of its material obligations, warranties or representations under this Agreement or any Related Agreement (whether or not executed and delivered prior to the time of such termination); or

     (ii) Other than as a result of an event set forth in SECTION 7.2(a)(i) hereof, any of the following shall have occurred and be continuing: (A) any two C-8 Vessels or any one C-9 Vessel shall become a Total Loss; or (B) any remaining Vessel, in the event there has been a Total Loss of a C-8 Vessel, or any two C-8 Vessels or any one C-9 Vessel, if there has been no such Total Loss, shall have suffered any material casualty or breakdown, or shall not be capable of operating in a manner consistent with recent operating history, in each case which condition cannot be repaired by APL prior to March 31, 1996; or (C) since the date of this Agreement, there shall have been a Governmental Action which prevents or materially and substantially impairs the realization by Matson of any of the material benefits intended to be conferred on Matson by this Agreement and the Related Agreements; or (D) any material strike, lockout or other labor disturbance which prevents or materially and substantially impairs the realization by Matson of any of the material benefits intended to be conferred on Matson by this Agreement or the Related Agreements; or (E) by reason of an Excepted Cause (as defined in Section 4.1(d) of the Alliance Agreement), all of the Alliance Vessels shall be prevented from calling at (1) all ports in Hawaii which are capable of serving the Alliance Vessels, or (2) all ports in Guam which are capable of servicing the Alliance Vessels, or (3) all ports in California which are capable of serving the Alliance Vessels; or (F) there shall have been a Material Guam Change; or

     (iii) Due to a failure of any condition in SECTIONS 1, 2, 3 or 4 hereof (other than any such failure constituting or resulting from an event specified in SECTION 7.1(a)(i) or 7.2(a)(i)), any of the Related Agreements are not executed and delivered by the parties or any transaction or closing required to occur under any Related Agreement (including, without limitation, the commencement of the Service in accordance with the Alliance Agreement) shall fail to occur in accordance with the terms of such Related Agreement.

     (B) RIGHTS AND OBLIGATIONS UPON TERMINATION. In the event of termination pursuant to SECTION 7.1(a)(ii) or (iii) hereof, both parties shall be relieved of all rights and obligations under this Agreement and the Related Agreements, except as provided in SECTION 7.3 hereof. In the event of termination pursuant to SECTION 7.1(a)(i) hereof: (i) Matson shall be relieved of its obligations under this Agreement and the Related Agreements, (ii) both parties shall observe and perform all obligations under SECTION 7.3 hereof, and (iii) Matson may pursue all other rights and remedies against APL in accordance with SECTION 8 hereof.

     7.2  APL TERMINATION.

     (A) APL TERMINATION EVENTS. APL may terminate this Agreement, and all Related Agreements, and all of its rights and obligations hereunder and thereunder, subject to the provisions of SECTIONS 7.2(b) and 7.3 hereof, at any time prior to and including the Implementation Date, if:

     (i) There shall have occurred or exist and be continuing any event which constitutes, or with the passage of time or giving of notice or both would constitute, a default by Matson of any of its material obligations, warranties or representations under this Agreement or any Related Agreement (whether or not executed and delivered prior to the time of such termination); or

     (ii) Other than as a result of an event set forth in SECTION 7.1(a) hereof, any of the following shall have occurred and be continuing: (A) any two C-8 Vessels or any one C-9 Vessel shall become a Total Loss; or (B) any remaining Vessel, in the event there has been a Total Loss of a C-8 Vessel, or any two C-8 Vessels or any one C-9 Vessel, if there has been no such Total Loss, shall have suffered any material casualty or breakdown, or shall not be capable of operating in a manner consistent with recent operating history, in each case which condition cannot be repaired by APL prior to March 31, 1996; or (C) since the date of this Agreement, there shall have been a Governmental Action which prevents or materially and substantially impairs the realization by APL of any of the material benefits intended to be conferred on APL by this Agreement and the Related Agreements; or (D) any material strike, lockout or other labor disturbance which prevents or materially and substantially impairs the realization by APL of any of the material benefits intended to be conferred on Matson by this Agreement or the Related Agreements; or (E) by reason of an Excepted Cause (as defined in Section 4.1(d) of the Alliance Agreement), all of the Alliance Vessels shall be prevented from calling at (1) all ports in Korea which are capable of serving the Alliance Vessels, or (2) all ports in Japan which are capable of serving the Alliance Vessels, or (3) all ports in California which are capable of serving the Alliance Vessels; or

     (iii) Due to a failure of any condition specified in SECTIONS 1, 2, 3 and 4 hereof (other than any such failure constituting or resulting from an event specified in SECTION 7.1(a)(i) or 7.2(a)(i)), any of the Related Agreements are not executed and delivered by the parties or any transaction or closing required to occur under any such Related Agreement (including, without limitation, commencement of the Service in accordance with the Alliance Agreement) shall fail to occur in accordance with the terms of such Related Agreement.

     (B) RIGHTS AND OBLIGATIONS UPON TERMINATION. In the event of termination pursuant to SECTION 7.2(a)(ii) or (iii) hereof, both parties shall be relieved of all rights and obligations under this Agreement and the Related Agreements, except as provided in SECTION 7.3 hereof. In the event of termination pursuant to SECTION 7.2(a)(i) hereof: (i) APL shall be relieved of its obligations under this Agreement and the Related Agreements, (ii) both parties shall observe and perform all obligations under SECTION 7.3 hereof, and (iii) APL may pursue all other rights and remedies against Matson in accordance with SECTION 8 hereof.

     7.3  TRANSACTION TERMINATION.

     (a) The parties acknowledge and agree that the execution and delivery of this Agreement and all Related Agreements, and all of the closings and other implementating transactions contemplated hereby and thereby, are essential to the full realization by the parties of the benefits of the overall transaction contemplated by this Agreement and all Related Agreements, of which transaction each such agreement, closing and transaction constitutes an essential part. The parties further acknowledge and agree that the order of the execution and delivery of the Related Agreements and each such closing and transaction set forth in this Agreement is for the convenience of the respective parties, with a view expeditiously to consummate the overall transactions contemplated hereby. The parties also acknowledge and agree that upon any termination pursuant to
SECTION 7.1 or 7.2 hereof, any such execution and delivery, closing or transaction occurring prior to such failure, or any of the same otherwise to occur after such failure pursuant to the terms hereof, will not result in the parties fully realizing the benefits of the overall transaction contemplated by this Agreement and the Related Agreements. The parties therefore agree that upon any termination pursuant to SECTION 7.1 or 7.2 hereof, regardless of the cause, the parties will cooperate, and take all necessary steps, to place each of the parties in their respective positions, as to ownership of assets, status as employer, economic position, and otherwise, occupied prior to the execution and delivery of this Agreement, including, without limitation:

     (i) The reversal of any sale of any Vessel or Vessel Assets or Other Shoreside Spares to Matson, with Matson re-transferring the same to APL.

     (ii) The rehiring by APL of any APL Vessel Officer by APL previously placed in the employ of Matson.

     (iii) The redelivery of any Vessel under charter pursuant to the IBCA by APL to Matson, and the delivery by Matson to APL pursuant to the repurchase of any such Vessel by APL pursuant to this SECTION 7.3(a) hereof.

     (iv) The refund to Matson of all amounts previously paid by Matson under the VPA, together with interest thereon at the rate of 6 percent (6%) per annum from the date of payment to the date of refund.

     (v) The refund to APL of all amounts previously paid by APL to Matson under the IBCA, or under SECTION 6.8 hereof, together with interest thereon at the rate of six percent (6%) per annum from the date of payment thereof to the date of refund.

     (vi) The reconveyance or re-transfer of the Vessel bill of sale, or any other ancillary conveyance or ownership document relating to the original sale of the Vessels or any Vessel Assets by APL to Matson or the transfer of the Other Shoreside Spares from APL to Matson.

     (vii) The redelivery of any Other Shoreside Spares from Matson to APL, if Matson shall have taken possession of the same.

     (b) In the event of any termination pursuant to this SECTION 7, the parties shall each use best efforts to minimize all obligations and payments to third parties in connection with any Requisite Work. In no event shall either party be entitled to terminate its obligations under SECTION 6.5(e) with respect to any Requisite Work which has been completed on or before the date of any termination pursuant to this SECTION 7, or with respect to any Requisite Work either party is contractually obligated to pay for at the time of any such termination. In the event of termination after the Requisite Work on a Vessel has begun or been contracted for, but before it is completed, the party responsible for that Requisite Work may, consistent with the first sentence of this paragraph (b), elect to stop or proceed with that Requisite Work, and in either case, each party shall be responsible to share the Reimbursable Costs associated therewith in accordance with SECTION 6.5(e) hereof).

     7.4  CONTROLLING PROVISIONS.

     Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the rights and obligations of the parties under this Agreement and under any Related Agreement with respect to any termination pursuant to this
SECTION 7 shall be as set forth in, and shall be governed exclusively by the provisions of this SECTION 7.

     7.5  GUAM STEVEDORING REIMBURSEMENT.

     During the Alliance Period (as that term is defined in the Alliance Agreement), promptly after receipt by APL of Matson's invoice therefor, APL shall reimburse Matson for the following charges relating to stevedoring and handling in the event Matson is charged a "Grounded Rate," as that term is defined in the tariff published from time to time by the Port of Guam: the difference between the total actual stevedoring and handling grounded expenses and the expenses that Matson would have been charged for stevedoring and handling at the "Chassis Rate," as that term is defined in any such tariff. Matson will do whatever a reasonable container operator would do to minimize the incurrence of any "Grounded Rate" charge.

     7.6  CDS REPAYMENT DATA AND CALCULATIONS.

     During the Alliance Period, and for twelve (12) months following the end thereof, APL shall provide Matson with all financial information relating to APL's activities under the Alliance Agreement with respect to APL Cargo (as that term is defined in the Alliance Agreement), as Matson shall reasonably request in order for Matson to perform all calculations required to compute CDS repayment obligations relating to the Vessels on a basis which includes such activities by APL.

                                   SECTION 8.
                       DISPUTE RESOLUTION AND ARBITRATION

     8.1  MEDIATION.

     Any dispute that arises out of or is connected with this Agreement or relates to the interpretation or enforcement thereof (hereinafter "Dispute") shall, before either party initiates arbitration pursuant to SECTION 8.2 hereof, be the subject of good faith discussions by the parties for the purpose of resolving the Dispute, in accordance with the following general procedure:

     (a) Within seven (7) Business Days after the occurrence of a Dispute, Raymond J. Donohue of Matson and John G. Burgess of APL, or their respective successors in the positions they now hold (hereinafter "senior operating person" or "SOP"), shall meet and confer at least once to discuss the Dispute and the possibility of its amicable resolution. Any agreement between the SOPs for resolution of the Dispute shall be subject to such further approval as may be required by the respective internal procedures of each party.

     (b)  In the event the SOPs are unable to resolve the Dispute within seven
(7) Business Days of their first meeting, they shall promptly refer the Dispute to their respective Chief Executive Officers ("CEOs") and prepare and exchange memoranda not exceeding ten (10) pages in length stating the issues in dispute and their positions, summarizing the negotiations which have taken place and attaching relevant documents. The CEOs shall schedule a meeting within seven
(7) Business Days of the end of the seven-day period referred to above in this
SECTION 8.1(b), which they shall personally attend and at which either party may use an employee familiar with the circumstances of the Dispute to advocate that party's position, subject to a one hour time limit. Following such presentations, the CEOs shall discuss the Dispute and the possibility of its amicable resolution.

     (c)  If the Dispute has not been resolved for any reason within twenty-one
(21) Business Days after it has first been brought to the attention of a party by the other party, then either party may initiate arbitration in accordance with SECTION 8.2 of this Agreement whether or not there has been compliance with
SECTION 8.1(a) and (b) hereof.

     8.2  ARBITRATION.

     (A)  DISPUTES SUBJECT TO ARBITRATION; INITIATION OF
ARBITRATION; APPOINTMENT OF ARBITRATORS. Subject to the provisions of SECTION 8.1(a), (b) and (c) hereof, all Disputes shall be resolved by arbitration by three (3) arbitrators, one appointed by Matson, one by APL and the third by the two so chosen. Either party may initiate arbitration by giving notice to the other party of the name, address and business affiliation of the initiating party's arbitrator, a brief description of the Dispute(s) to be arbitrated, and the monetary amount involved. The other party shall appoint its arbitrator within ten (10) Business Days after receiving such notice. If the other party shall fail to appoint its arbitrator within such period, then the initiating party may appoint the other party's arbitrator, who shall thereafter be empowered to act as if he or she had been duly appointed by such other party.

     (B) APPOINTMENT OF THIRD ARBITRATOR. If the arbitrators appointed by or on behalf of the parties pursuant to SECTION 8.2(a) hereof are unable to agree upon or procure the appointment of the third arbitrator within fifteen (15) Business Days after the appointment of the second of them, then the third arbitrator upon application of either party shall be appointed by the then President of the Society of Maritime Arbitrators, Inc. (New York) within ten
(10) Business Days of such application, provided that the person so appointed shall have the qualifications described in SECTION 8.2(c) hereof.

     (C) QUALIFICATIONS OF ARBITRATORS. Each of the three (3) arbitrators shall be a commercial Person knowledgeable in the operation of container vessels, the operation of scheduled container services and terminal operations involving containerized cargo. No person shall serve as an arbitrator who has, or has had or then has any expectation of acquiring any business or financial relationship with either of the parties hereto, except such relationship as may be acquired by reason of being selected to serve on the arbitration panel, or who has acquired from either party or any other source detailed prior knowledge of the matter in dispute.

     (D) DECISIONS. A decision by the arbitrators, or any two of them, when reduced to writing and signed by them, shall be final and binding upon the parties, and judgment thereon may be entered by any court of competent jurisdiction. The arbitrators are not empowered to award exemplary or punitive damages. Any award of the arbitration panel shall include an award of interest at the Discount Rate for such period as shall fully compensate the party in whose favor the award is entered for the loss of use of the funds in question.

     (E) LOCATION. The place of arbitration shall be San Francisco, California. All arbitration proceedings shall be held and conducted so that the arbitration award shall be rendered in writing within forty-five (45) days after the arbitration has been initiated.

     (F) PROCEDURE. Except as otherwise provided in this SECTION 8, any arbitration under this Agreement shall be subject to and conducted in accordance with the Maritime Arbitration Rules of the Society of Maritime Arbitrators, Inc. (New York) in effect at the time arbitration is initiated pursuant to SECTION 8.2(a) hereof.

                                   SECTION 9.
                                 MISCELLANEOUS

     9.1  OTHER AGREEMENTS; AMENDMENTS; NO WAIVER IMPLIED.

     This Agreement (including the appendices, schedules and exhibits attached hereto), together with the Related Agreements (including the appendices, schedules and exhibits attached thereto), constitutes the entire agreement among the parties pertaining to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties hereto. No waiver of any provision of this Agreement shall be deemed to be, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. To the extent of any conflict between the provisions of this Agreement and the Related Agreements (although none is intended), the provisions of this Agreement shall control all rights and obligations of the parties hereunder and under the Related Agreements. No drafts of this Agreement or its appendices, or any communications relating thereto or to the preparation or negotiation of this Agreement or its appendices shall be admissible in evidence to prove the meaning or intent of any provisions of this Agreement or its appendices.

     9.2  NOTICES.

     All notices, demands, requests and other communications required or permitted by or provided for in this Agreement ("Communications") shall be given in writing to the parties at their respective addresses set forth below, or at such other address as a party shall designate for itself in writing in accordance with this SECTION 9.2:

     APL:                Michael D. Morris
                         Vice President
                         American President Lines, Ltd.
                         1111 Broadway, 7th Floor
                         Oakland, CA  94607
                         Telephone:  (510) 272-8824
                         Facsimile:  510-208-2410

     With a Copy to:     Frederick M. Sevekow, Jr., Esq.
                         Vice President & General Counsel
                         American President Lines, Ltd.
                         1111 Broadway, 5th Floor
                         Oakland, CA  94607
                         Telephone:  (510) 272-8123
                         Facsimile:  510-272-8932

     Matson:             Raymond J. Donohue
                         Senior Vice President &
                           Chief Financial Officer
                         Matson Navigation Company, Inc.
                         333 Market Street, 30th Floor
                         San Francisco, CA  94105
                         Telephone:  (415) 957-4556
                         Facsimile:  415-957-4930

     With a Copy to:     Kevin C. O'Rourke, Esq.
                         Senior Vice President & General Counsel
                         Matson Navigation Company, Inc.
                         333 Market Street, 30th Floor
                         San Francisco, CA  94105
                         Telephone:  (415) 957-4583
                         Facsimile:  415-957-4930

     Communications may be transmitted (i) by personal delivery, (ii) by delivery by messenger, express or air courier or similar courier, (iii) by delivery by United States first class certified or registered mail, postage prepaid, and (iv) by fax. Except as otherwise provided in this Agreement, delivery or service of any Communication shall be deemed effective only upon receipt; provided, that any Communication received after 5:00 P.M. local time at place of receipt, or on a day other than a Business Day, shall be deemed received on the next succeeding Business Day.

     9.3  CAPTIONS.

     The captions in this Agreement are for convenience of reference only and are not part of this Agreement. They do not define or limit any of the terms or provision, or otherwise affect the construction, of this Agreement.

     9.4  REFERENCES.

     References in this Agreement to sections and exhibits are references to Sections and Exhibits of this Agreement, except as expressly otherwise indicated.

     9.5  ASSIGNMENT; BINDING EFFECT.

     Neither party hereto shall have the right to assign or delegate any of its rights or obligations under this Agreement, and any purported assignment or delegation by such party in violation of the preceding clause shall be null and void and of no force or effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors.

     9.6  APPLICABLE LAW.

     This Agreement shall be construed and enforced in accordance with and be governed by the internal laws of the State of California. In the event of any uncertainty in the terms of this Agreement, there shall exist no presumption against either party that such uncertainty arose from the preparation of this Agreement by such party.

     9.7  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     9.8  RELIANCE.

     (a) Until October 1, 1995, each of the parties shall be free to identify material information provided by the other party in due diligence relating to this transaction and to request the other party's written agreement that the party may rely on such information. The other party may grant or withhold such agreement for any good faith reason which the party deems appropriate in its discretion and shall state such reason in writing to the other party. Any agreement reached between the parties shall be reduced to writing and reflected in Exhibit E hereto.

     (b) Each party acknowledges and agrees that neither the other party nor any of its Affiliates nor any of their respective officers, directors, employees, agents or independent contractors has made, or is making, to the other party any representation or warranty, written or oral, concerning any matter whatsoever, except as expressly set forth in this Agreement (including Exhibit E) or any of the Related Agreements or any certificate delivered pursuant hereto or thereto. Neither of the parties has relied upon any statement, advice, document, projection or other information of any type provided by, or any duty to disclose on the part of, the other party or any of its Affiliates or any of their respective officers, directors, employees, agents or independent contractors (whether in connection with due diligence or otherwise), except as expressly set forth or identified in this Agreement (including Exhibit E) or any of the Related Agreements or any certificate delivered pursuant hereto or thereto.

     9.9  TRANSITION SERVICES.

     Both prior to and following the Implementation Date, both Matson and APL will require certain Transition Services, as defined in the next sentence, to facilitate the acquisition by Matson of the Guam Sale Assets, and the undertaking by Matson and the termination by APL of the Guam Service as of the Implementation Date and so that both parties may obtain the full realization of the benefits contemplated hereby and by all Related Agreements. "Transition Services" include software, software support, data, data connections, customer and vendor support, financial services and general administrative services in connection with the Guam Sale Assets and the Guam Service. Both APL and Matson agree to cooperate in good faith to implement the transactions contemplated hereby and to promptly provide to the other party the Transition Services reasonably requested by the other party for a period of one (1) year following execution of this Agreement; provided, the parties shall have agreed as to limitations or exclusions of liability with respect to such Transition Services. Each party shall pay the other party's out-of-pocket costs [or any other extraordinary cost (other than salaries or other employee compensation)] incurred in rendering the Transition Services. Nothing in this SECTION 9.9 shall obligate any party to perform any Transition Services which, in that party's opinion, would require the approval of any United States federal department or agency.

     IN WITNESS WHEREOF, APL and Matson have caused this Agreement to be duly executed as of the day and year first above written.


                              MATSON NAVIGATION COMPANY, INC.


                              By  /s/ C. Bradley Mulohlland
                                 --------------------------------
                                Name:   C. Bradley Mulholland
                                Title:  President & Chief
                                        Executive Officer


                              AMERICAN PRESIDENT LINES, LTD.


                              By  /s/ John M. Lillie
                                 --------------------------------
                                Name:   John M. Lillie
                                Title:  Chairman of the Board &
                                        Chief Executive Officer

                                   APPENDIX 1

                           DEFINITIONS


     "AFFILIATE," when used with respect to any Person, means any Person controlling, controlled by or under common control with such Person.

     "AGREED VALUE" has the meaning set forth in SECTION 6.7(a) in this Agreement.

     "AGREEMENT" means this Implementation Agreement and its appendices, schedules and exhibits, as originally executed and as amended, modified or supplemented thereafter in accordance with its terms.

     "ALLIANCE AGREEMENT" has the meaning set forth in Recital E of this Agreement.

     "ALLIANCE VESSELS" has the meaning set forth in Recital E of this Agreement.

     "ANCILLARY ALLIANCE AGREEMENTS" has the meaning set forth in Recital F of this Agreement.

     "APL" has the meaning set forth in the first paragraph of this Agreement.

     "APL GUAM EMPLOYEES" means each of the persons employed by APL within the Guam Service Area.

     "APL VESSEL OFFICERS" refers to the licensed officers employed on the Vessels by APL.

     "ARA" has the meaning set forth in SECTION 6.4 of this Agreement.

     "BUSINESS DAY(S)" means a day which is not a Saturday or a Sunday or a bank holiday under the laws of the United States or the State of California.

     "C-8 VESSEL" means each, and "C-8 VESSELS" means all of the PRESIDENT HOOVER, Official No. 530137, the PRESIDENT GRANT, Official No. 530138, and the PRESIDENT TYLER, Official No. 530140.

     "C-9 VESSEL" means each, and "C-9 VESSELS" means all of the PRESIDENT LINCOLN, Official No. 651627, the PRESIDENT WASHINGTON, Official No. 653424 and the PRESIDENT MONROE, Official No. 655397.

     "CDS" has the meaning set forth in SECTION 1.1(b)(iv) of this Agreement.

     "CCF" has the meaning set forth in SECTION 1.1(b)(iv) of this Agreement.

     "CEOS" has the meaning set forth in SECTION 8.1(b) of this Agreement.

     "CHASSIS RATE" has the meaning set forth in SECTION 7.5 of this Agreement.

     "CONFIDENTIALITY AGREEMENT" means that certain agreement, dated April 18, 1995, executed by Matson and APL.

     "COMMUNICATIONS" has the meaning set forth in SECTION 9.2 of this Agreement.

     "DELIVERY COSTS" has the meaning set forth in SECTION 6.5(d) of this Agreement.
     "DISCOUNT RATE" means eight percent (8%) per annum.

     "DISPUTE" has the meaning set forth in SECTION 8.1 of this Agreement.

     "FIRST INVENTORY" has the meaning set forth in SECTION 6.7(a) of this Agreement.

     "FIRST VPA CLOSING DATE" has the meaning set forth in SECTION 1.2(a) of this Agreement.

     "FMC" has the meaning set forth in Recital E of this Agreement.

     "GAPA" has the meaning set forth in Recital D of this Agreement.

     "GAPA CLOSING DATE" has the meaning set forth in SECTION 4.2(a) of this Agreement.

     "GAPA EXECUTION DATE" has the meaning set forth in SECTION 4.1(a) of this Agreement.

     "GOVERNMENTAL ACTION" has the meaning set forth in SECTION 1.1(b)(iii) of this Agreement.

     "GROUNDED RATE" has the meaning set forth in SECTION 7.5 of this Agreement.

     "GUAM FINANCIAL INFORMATION" means (A) any and all records maintained by APL and its Affiliates of (i) revenue and FEU/TEU volume and movement, including eastbound and westbound revenues and movements for dry and reefer containers, for both the ports of Guam and Saipan, (ii) Guam-based costs incurred by APL, including, but not limited to, cargo handling costs, maintenance and repair costs, feeder costs and general and administrative costs, and (iii) all U. S. West Coast Gateway FEU/TEU volume and movements to and from Guam (including Saipan), and (B) any scheduled or ad hoc reports from Star Data Base relating to Guam (including Saipan). Such Guam Financial Information shall include fiscal 1994, 1995 and 1996 actual and 1995 APL plan information on a current month and YTD basis. Guam Financial Information shall not include any legally privileged information. Guam Financial Information of the type forwarded to Deloitte & Touche under a confidentiality agreement during the due diligence process shall be available to Matson under the same (but only under the same) type of arrangements as during the due diligence process.

     "GUAM SALE ASSETS" has the meaning set forth in Recital C of this Agreement.

     "GUAM SERVICE" means the business of APL and its Affiliates as presently conducted in the Guam Service Area which is devoted to the carriage of cargo to and from the Guam Service Area.

     "GUAM SERVICE AREA" means the territory of Guam, together with the islands in the Commonwealth of the Northern Marianas, Yap, Palau and any other Pacific Island to or from which APL has sent or received cargo through Guam as a carrier, shipper or consignee since 1990.

     "GUAM TERMINAL" means the terminal facility operated by the Port of Guam in Guam utilized by APL for the Guam Service.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     "IBCA" has the meaning set forth in Recital C of this Agreement. "IMPLEMENTATION DATE" has the meaning set forth in SECTION 3.1 of this
Agreement.

     "JOINT SPARES AGREEMENT" has the meaning set forth in SECTION 6.7(a) of this Agreement.

     "MARAD" has the meaning set forth in SECTION 1.1(b)(iv) of this Agreement.

     "MASSA" has the meaning set forth in Recital E of this Agreement.

     "MATERIAL GUAM CHANGE" means either (i) total Guam revenues for the full year 1995 shall be less than $67 million (as reported in APL Star Database), or
(ii) APL's market share (based on total FEUs of APL and Sea-Land) for 1995 on a year-to-date basis shall decline below forty-four percent (44%) as determined by APL in Guam utilizing data provided by the Port of Guam calculated on a basis consistent with 1995 market share data previously provided to Matson by APL.

     "MATSON" has the meaning set forth in the first paragraph of this Agreement.

     "MEBA" has the meaning set forth in SECTION 6.4 of this Agreement.

     "MMP" has the meaning set forth in SECTION 6.4 of this Agreement.

     "ODS" shall have the meaning set forth in Exhibit F to this Agreement.

     "OTHER SHORESIDE SPARES" has the meaning set forth in SECTION 6.7 of this Agreement.

     "PERSON" means an individual, a corporation, a partnership, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "REIMBURSABLE COSTS" has the meaning set forth in SECTION 6.5(e) of this Agreement.

     "RELATED AGREEMENTS" has the meaning set forth in Recital F of this Agreement.

     "REQUIRED CONSENTS" means any and all consents, approvals or waivers of any public body or authority and any and all consents, approvals or waivers from parties to leases, licenses, franchises, permits, indentures, agreements and other instruments that are (i) required for the lawful consummation of the transactions contemplated hereby or effectively to transfer the Guam Sale Assets to Matson, or (ii) necessary in order that the business of APL in the Guam Service can be conducted by Matson substantially in the same manner as previously conducted by APL.

     "REQUISITE WORK" means, with respect to each Alliance Vessel, the work set forth in Schedule 1(a) attached to this Agreement.

     "SAIPAN TERMINAL" means the terminal facility located in Saipan.

     "SECOND INVENTORY" has the meaning set forth in SECTION 6.7(a) of this Agreement.

     "SERVICE" means the service contemplated under the Alliance Agreement and the Ancillary Alliance Agreements.

     "SOP" has the meaning set forth in SECTION 8.1(a) of this Agreement.

     "TOTAL LOSS" has the meaning set forth in SECTION 1.1(b)(iii).

     "VESSELS" means each of the Vessels and the Vessel Assets purchased by Matson pursuant to the Vessel Purchase Agreement.

     "VESSEL INSPECTION DATE" has the meaning as set forth in the Vessel Purchase Agreement.

     "VPA" has the meaning set forth in Recital B of this Agreement.

     "VPA CLOSING DATE(S)" has the meaning set forth in SECTION 1.2(a) of this Agreement.

     "VPA EXECUTION DATE" has the meaning set forth in SECTION 1.1(a) of this Agreement.

                                 SCHEDULE 1(A)



             REQUISITE WORK ON THE ALLIANCE VESSELS

References:    Matson sketches dated 7/11/95 (C-9), 7/13/95 (RJP) and 6/1/95 (C-
               8).

1.   THREE C-9S (WASHINGTON, LINCOLN AND MONROE) FOR EACH SHIP:

     Requirement:   Change 2 sets of adjacent 40' container rows for the
                    alternate stowage of 24' containers. Container stack weight to be 150,000 pounds. Six new rows of 24' containers on deck, 4-high, will provide 312 24' slots as an alternate for 208 existing 40' slots.

     Other Work:    Fabricate 4 new 40' hatch covers (2 adjacent sets, port and starboard). New hatch covers to incorporate all changes since original construction along with new structure to accommodate midspan 24' container fittings. Fabricate and install aboard ship 8 new deck pedestals and lashing access platforms. Remove, refurbish, renew and change ashore, and replace aboard ship 4 existing hatch cover sections. Align and weld 24' container fittings on covers as an alternative, 8 new hatch covers may be considered.

                    Change vessel loading and trip and stability programs.

2.   ONE C-8 (TYLER, HOOVER, OR GRANT):

     Requirement:   Change 3 sets of adjacent 40' container rows for the
                    alternate stowage of 24' containers. Container stack weight to be 150,000 pounds. Nine new rows of 24' containers on deck, 4-high, will provide 400 24' slots as an alternate for 264 40' slots. Modify 2 rows of below deck 20' cell guides for 24' containers. This will provide 56 new 24' slots below deck in combination with 56 20' slots. Add 82 new reefer receptacles at 3 under deck rows.

     Other Work:    Remove, refurbish and change 6 sets of hatch covers (19
                    total sections) port, center and starboard, in way of rows
                    4.5, 8/9 and 11/12. The changes will require additions to the hatch covers to permit the midspan stowage of 24' containers. Fabricate and install aboard ship, 24 new deck pedestals (2 sets per row, port and starboard, for outboard stowage) and lashing access platforms. Change the structure aboard ship in way of the hatch coamings at affected rows in order to accommodate loads from the new 24' containers.
                    Align and weld 24' fittings on the hatch covers. Install 82 new reefer receptacles under deck at rows 1, 3 and 13.
                    Refurbish, renew and change, as required, existing ventilation equipment and provide personnel access and lighting for the new below deck reefer rows.

                    Change vessel loading and trim and stability programs.

3.   R.J. PFEIFFER:

     Requirement:   Build new 40' hatch covers and convert hold number 3 from
                    24' to 40' container stowage. Stack weight on new covers to be 168,000 pounds. Provide additional capability for 3 24' container rows on top of new 40' hatches. Hold changes adds
                    104 40' container slots (36 reefers) and deletes 166 24' container slots below deck (70 reefers). Hatch cover work adds 104 40' containers on deck as alternate stow, 4-high in way of rows 5/7 and maintains the original 156 24' as alternates. Relocate the 34 displaced 24' below deck reefer receptacles to on deck locations. Add 40' alternate container stow on hatch covers and outboard pedestals at rows 2-4 (80 slots). Add 20' alternate container stow on hatch covers and outboard pedestals at rows 204 (123 slots).
                    Install 20 ' cell guide inserts under deck at rows 1-4.
                    This will displace 48 24' containers and replace them with an equal number of 20' containers.

     Other Work:    Remove one midcell structure and transverse girder.  Either construct a new 54' wide transverse girder and midcell or change/relocate existing structure. Construct and install 4 new 40' hatch covers with the capability for 3 rows of alternate 24' container stowage. Relocate 24' reefer receptacles currently located at row 5 under deck to alternate on-deck rows as needed. Remove or relocate ventilation equipment in hold 3 and make suitable for a single row of 36 40' reefers under deck at row 7.
                    Strengthen the hatch cover at row 3 and add pedestals outboard to accommodate 2 alternate rows of 40' containers on deck at rows 2/3 and 3/4. Strengthen hatch covers at rows 2-4 and add pedestals outboard to accommodate 3 alternate rows of 20' containers on deck. Fabricate and install aboard ship cell guide inserts at rows 1-4 under deck to convert existing 24' container rows to 20' rows.

                    Change vessel loading and trim and stability programs.

4.   ONE C-8 (TYLER, HOOVER OR GRANT):

     Requirement:   Change 2 sets of adjacent 40' container rows for the
                    alternate stowage of 24' containers. Container stack weight to be 150,000 pounds. Six new rows of 24' containers on deck, 4-high, will provide 276 24' slots as an alternate for 190 40' slots.
                         [SCHEDULE 1(B)]


                   RESPONSIBILITY AND SCHEDULE




VESSEL          RESPONSIBILITY  ANTICIPATED     ANTICIPATED
                                WORK            WORK
                                LOCATION        SCHEDULE

C-9             APL             Pusan           1/8-10/96

C-9             APL             Pusan           1/22-24/96

C-9             APL             Pusan           1/29-31/96

C-8 (1)         APL             Far East        1/30-2/15/96

RJP             Matson          Far East        3/12-4/8/96

C-8 (2)         APL             Far East        3/1-11/96

                            EXHIBIT A
                   [Vessel Purchase Agreement]

                            EXHIBIT B
              [Interim Bareboat Charter Agreement]

                            EXHIBIT C
                 [Guam Asset Purchase Agreement]

                            EXHIBIT D
                 [Alliance Slot Hire Agreement]

                            EXHIBIT E
                           [Reliance]

                            EXHIBIT F
                         [APL Consents]